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                                                                    Exhibit 16.1


February 18, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 18, 1997, of DBT Online, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.





                                                              ERNST & YOUNG LLP


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